SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 19, 1997

                       Transitional Hospitals Corporation
               (Exact Name of Registrant as Specified in Charter)


 Nevada                                1-7008               94-1599386
  (State or Other Jurisdiction         (Commission          (IRS Employer
     of Incorporation                  File Number)         Identification No.)


5110 West Sahara Boulevard, Las Vegas, Nevada 89102
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code(702) 257-3600


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.                    Changes in Control of Registrant.

                  On June 19, 1997, Vencor, Inc. ("Vencor") completed its previously announced tender offer (the "Tender Offer") for all of the shares of Common Stock, par value $1.00 per share (the "Shares") of Transitional Hospitals Corporation, a Nevada corporation ("THC"), and the associated rights to purchase Series B Junior Participating Preferred Stock of THC. Vencor acquired approximately 95.5% of the outstanding Shares pursuant to the Tender Offer and paid approximately $595,000,000 for such Shares. Vencor informed THC that it obtained the funds required to purchase the Shares in the Tender Offer through its $2.0 billion Amended and Restated Credit Agreement among Vencor, the various banks party thereto, the Swingline Bank party the LC Issuing Banks Party thereto, the Managing Agents and Co-Agents party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent and NationsBank N.A., as Administrative Agent. Vencor's wholly owned subsidiary, LV Acquisition Corp.(the "Purchaser"), a Delaware corporation, will be merged (the "Merger") with and into THC pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 18, 1997, among Vencor, the Purchaser and THC, as soon as practicable after the conditions to the Merger have been satisfied or waived. Pursuant to the Merger Agreement all remaining outstanding Shares (other than Shares owned by Vencor, the Purchaser or any other subsidiary of Vencor or held in the Company's treasury) will be converted into the right to receive $16.00 in cash per Share and THC will become a wholly owned subsidiary of Vencor. Pursuant to the terms of the Merger Agreement, on July 1, 1997 the following members of the board of directors of THC (the "THC Board") resigned:
Carol J. Burt, Jack Lindheimer, M.D., Dana Shires, M.D., Robert Thomas and Ralph Watts. Also on July 1, 1997, W. Bruce Lunsford, W. Earl Reed, III, Michael R. Barr, and Thomas T. Ladt, as designees of Vencor were elected to the THC Board.

Items 2-6.                 Not Applicable.

Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits.

         (c)      Exhibits


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         Exhibit No.                Description

                  2.1 Agreement and Plan of Merger, dated as of June 18, 1997, among Transitional Hospitals Corporation, Vencor, Inc. and LV Acquisition Corp.

Items 8-9.                 Not Applicable.

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: July 2, 1997

                                            Transitional Hospitals Corporation


                                            By:  /s/ W. Bruce Lunsford
                                               Name:  W. Bruce Lunsford
                                               Title: Chairman of the Board,
                                               President and Chief Executive
                                               Officer